RBC Capital Markets Industrial Conference September 11, 2019 Craig Barber Senior Director Investor Relations and Strategic Planning Exhibit 99.1

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

Founded in 1904 2018 sales: $8.1 billion ~38,000 people 25 technical centers 150 33 6 major facilities countries continents customers in countries 141 Dana Snapshot ~15,000 13% increase from prior year

Business Overview

Markets

Light Vehicles 50%

Light Vehicles



50%

Heavy Vehicles 50%

Commercial Vehicles



29%

Off-Highway



21%

Segments

Light Vehicle Driveline Technologies
40%

Commercial Vehicle Driveline Technologies
28%

Off-Highway Drive and Motion Technologies
20%

Power Technologies
12%

Regions

North America
45%

Europe
28%

South America
6%

Asia Pacific
21%

Technologies / Products

Technologies	Products
Drive	Axles, driveshafts, transmissions, hydraulic wheel and track drives, drive units for electric and hybrid vehicles
Motion	Winches, slew drives, planetary gearboxes, hydraulic pumps, motors and valves, electronic controls
Electrodynamic	Electric motors, generators, power electronics, controls and software
Thermal	Transmission and engine oil cooling, battery and electronics cooling, charge air cooling, and exhaust-gas and heat recovery
Sealing	Gaskets and seals, transmission separator plates, cam covers and oil pan modules, heat shields, and fuel cell plates
Digital	Active and passive system controls, Software as a Service including descriptive and predictive analytics

Sales as of Dec. 31, 2018, including 100% of DDAC.

© 2019 Dana

4

2019 H2 Outlook Market dynamics pressuring top at bottom line in near term Sustained N.A. Class 8 Production ➨ Stronger U.S. Dollar ➨ Lower Off-Highway Production ➨ Weaker Off-Highway end market demand in July and August likely leading to Q3 sales being lower than expected by up to ~$100M, yielding an approximate 10% improvement in sales compared to 2018 Q3 Opportunity remains to largely offset shortfall with sustained NA Class 8 production in Q4 Segment mix, lower Off-Highway and higher Commercial Vehicle, likely pressures profit margins Foreign currency expectations remain largely unchanged

Investment Highlights Global Presence 1 Substantial Free Cash Flow Generation Broad Customer Base Elevated Capital Returns Strong Balance Sheet Leading Technology Solutions Significant Sales Backlog Dramatic EPS Growth 2 3 4 5 6 7 8

$ Continued Strong Financial Results Growing New Business Backlog Advancing Enterprise Strategy Increasing Shareholder Value

The preceding slides refer to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and, non-service cost components of pension and other postretirement benefits (OPEB) cost and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP. Adjusted Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Adjusted Free cash flow may not be comparable to similarly titled measures reported by other companies. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented on our website are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information